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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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          Date of Report (Date of earliest event reported): May 8, 2003

                          WHITEWING ENVIRONMENTAL CORP.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                            0-27420                     95-4437350
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
Incorporation
or organization)

730 Grand Avenue, Ridgefield, New Jersey                   07657
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(Address of principal executive office)                   (Zip Code)

Registrant's telephone number, including area code:  (201)943-0800


       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.


On May 8, 2003, Whitewing Environmental Corp. ("Whitewing") completed the purchase of 100 shares of common stock of Advanced Recovery Solutions, Inc.
(ARS) from Geoffrey Perry and Carol Dancer. This constitutes 50% of the issued and outstanding shares of ARS. The remaining shares are currently owned by Whitewing. Upon closing, Whitewing owned 100% of the issued and outstanding shares of ARS and will report ARS in consolidated financial statements.

ARS is in the business of recovering residual short fiber (paper sludge) and polypropylene and converting those wastes into industrial absorbents. Its operations are conducted from its manufacturing plant in Watertown, New York and its sales and management are conducted from rented office space in Foxborough, Massachusetts.

ARS's manufacturing plant in Watertown, New York was purchased on May 30, 2002 for $850,000.00 and is subject to a first mortgage in the amount of $641,250.00. The plant and all equipment, inventory, receivables, payables and other rights and obligations of ARS remain with ARS. Whitewing intends to continue all ARS operations in the same manner.

The consideration given by Whitewing to the former ARS shareholders and their assigns consisted of 2,000,000 shares of Whitewing Common Stock, $50,000.00 cash, and a promissory note in the amount of $173,121.56 with interest at an annual rate of 8% with payments commencing 6 months after closing and then made monthly for 36 months.

Perry and Dancer executed three year employment contracts with Whitewing and will continue to operate ARS as President and Vice President - Sales and Marketing respectively.

The purchase was substantially an acceleration of buy-out rights contained in a shareholders agreement between Whitewing, Perry and Dancer. The purchase price was an attempt to match that price with due consideration given to the acceleration of payment.

Funds for the purchase were acquired through bridge financing from several investors that raised $1,075,000.00 for this acquisition and for the capital needs of Whitewing.

The closing was conducted in escrow and was not deemed completed until Whitewing received subscription agreements from Perry, Dancer, and their assigns. The final subscription agreement was received on May 8, 2003, at which time the transaction was deemed closed. However, Whitewing's general counsel will hold Perry and Dancer's ARS shares in escrow until 2,000,000 shares of Whitewing stock is actually tendered to Perry, Dancer, and their assigns. Management expects the shares to be issued within 14 days.
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ITEM 7. Financial Statements and Exhibits.

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) The financial statements of the business acquired for the periods specified in will be filed by amendment not later than sixty days following the date of this report.

(b) The pro forma financial information for the business acquired will be filed by amendment not later than sixty days following the date of this report.

(c) Exhibits

2.1 Stock Purchase Agreement dated February 26, 2003.
2.2 Note and Security Agreement dated February 26, 2003.
2.3 Minutes of Special Meeting of Directors of Advanced Recovery
     Solutions dated February 26, 2003.
2.4 Whitewing Cross-Corporate Guarantee dated February 26, 2003.
2.5 Agreement to Terminate Shareholders Agreement dated February 26,
     2003.
2.6 Indemnification Agreement dated February 26, 2003.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WHITEWING ENVIRONMENTAL CORP.

By: /s/ Andrew V. Latham, Jr.
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   Andrew V. Latham, Jr., President

Dated: May 12, 2003